The information in this preliminary pricing supplement is not complete and may be changed. We may not sell these Notes until the pricing supplement, the accompanying product supplement, prospectus supplement and prospectus (collectively, the “Offering Documents”) are delivered in final form. The Offering Documents are not an offer to sell these Notes and we are not soliciting offers to buy these Notes in any state where the offer or sale is not permitted.

Subject to Completion
PRELIMINARY PRICING SUPPLEMENT
Dated January 18, 2023
Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-261476
(To Prospectus dated December 29, 2021,
Prospectus Supplement dated December 29, 2021
and Product  Supplement dated December 29, 2021)

The Bank of Nova Scotia $• Trigger Autocallable Contingent Yield Notes
Linked to the shares of the SPDR® S&P® Metals & Mining ETF due on or about January 25, 2028
Investment Description
The Bank of Nova Scotia Trigger Autocallable Contingent Yield Notes (the “Notes”) are senior, unsecured debt securities issued by The Bank of Nova Scotia (“BNS” or the “issuer”) linked to the shares of the SPDR® S&P® Metals & Mining ETF, an exchange-traded fund (the “underlying asset”). We also refer to an exchange-traded fund as an “ETF” herein. BNS will pay a contingent coupon on the coupon payment date only if the closing level of the underlying asset on the applicable observation date (including the final valuation date) is equal to or greater than the coupon barrier. Otherwise, no contingent coupon will be paid for the relevant coupon payment date. BNS will automatically call the Notes early if the closing level of the underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than the initial level. If the Notes are subject to an automatic call, BNS will pay on the applicable coupon payment date following such observation date (the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due, and no further payments will be owed to you under the Notes. If the Notes are not subject to an automatic call and the closing level of the underlying asset on the final valuation date (the “final level”) is equal to or greater than the downside threshold, BNS will pay you a cash payment per Note at maturity equal to the principal amount. If, however, the Notes are not subject to an automatic call and the final level is less than the downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the percentage decline in the underlying asset from the trade date to the final valuation date (the “underlying return”) and, in extreme situations, you could lose your entire investment in the Notes. Investing in the Notes involves significant risks. You may lose a significant portion or all of your investment and may not receive any contingent coupon during the term of the Notes. Generally, a higher contingent coupon rate on a Note is associated with a greater risk of loss and a greater risk that you will not receive contingent coupons over the term of the Notes. The contingent repayment of principal applies only at maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.
Features
❑
Potential for Periodic Contingent Coupons — BNS will pay a contingent coupon on a coupon payment date only if the closing level of the underlying asset is equal to or greater than the coupon barrier on the applicable observation date (including the final valuation date). Otherwise, if the closing level of the underlying asset is less than the coupon barrier on the applicable observation date, no contingent coupon will be paid for the relevant coupon payment date.

❑
Automatic Call Feature — BNS will automatically call the Notes and pay you the principal amount of your Notes plus the contingent coupon otherwise due on the related coupon payment date if the closing level of the underlying asset is equal to or greater than the initial level on any observation date (quarterly, callable after 6 months) prior to the final valuation date. If the Notes were previously subject to an automatic call, no further payments will be owed to you under the Notes.

❑
Contingent Repayment of Principal at Maturity with Potential for Full Downside Market Exposure — If the Notes have not been subject to an automatic call and the final level is equal to or greater than the downside threshold, BNS will repay you the principal amount per Note at maturity. If, however, the Notes are not subject to an automatic call and the final level is less than the downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, resulting in a percentage loss on your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes. The contingent repayment of principal applies only if you hold the Notes to maturity. Any payment on the Notes including any repayment of principal, is subject to the creditworthiness of BNS.

Key Dates*
Trade Date**	January 20, 2023
Settlement Date**	January 25 2023
Observation Dates	Quarterly (callable after 6 months) (see page P-4)
Final Valuation Date	January 20, 2028
Maturity Date	January 25, 2028
*	Expected. See page P-2 for additional details.
**
We expect to deliver the Notes against payment on the third business day following the trade date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days (T+2), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes in the secondary market on any date prior to two business days before delivery of the Notes will be required, by virtue of the fact that each Note initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Notice to investors: the Notes are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay the principal amount of the Notes at maturity, and the Notes may have the same downside market risk as that of the underlying asset. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of BNS. You should not purchase the Notes if you do not understand or are not comfortable with the significant risks involved in investing in the Notes.
You should carefully consider the risks described under “Key Risks” beginning on page P-5 and under “Additional Risk Factors Specific to the Notes” beginning on page PS-6 of the accompanying product supplement and “Risk Factors” beginning on page S-2 of the accompanying prospectus supplement and on page 7 of the accompanying prospectus. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Notes. You may lose a significant portion or all of your investment in the Notes. The Notes will not be listed or displayed on any securities exchange or any electronic communications network.
Note Offering
The final terms of the Notes will be set on the trade date. The Notes are offered at a minimum investment of 100 Notes at $10 per Note (representing a $1,000 investment), and integral multiples of $10 in excess thereof.
Underlying Asset	Bloomberg Ticker	Contingent Coupon Rate	Initial Level	Coupon Barrier	Downside Threshold	CUSIP	ISIN
Shares of the SPDR® S&P® Metals & Mining ETF	XME	11.00% - 12.00% per annum	$•	60.00% of the Initial Level	60.00% of the Initial Level	06418A290	US06418A2906
The initial estimated value of your Notes at the time the terms of your Notes are set on the trade date is expected to be between $9.245 and $9.604 per principal amount, which will be less than the issue price to public listed below. See “Additional Information Regarding Estimated Value of the Notes” herein and “Key Risks — Risks Relating to Estimated Value and Liquidity” beginning on page P-7 of this document for additional information. The actual value of your Notes at any time will reflect many factors and cannot be predicted with accuracy.
See “Additional Information About BNS and the Notes” on page P-ii. The Notes will have the terms set forth in the accompanying product supplement, prospectus supplement and prospectus, each dated December 29, 2021, and this document.
Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these Notes or passed upon the adequacy or accuracy of this document, the accompanying product supplement, prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.
The Notes are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The Notes are not bail-inable debt securities under the CDIC Act.
Offering of Notes	Issue Price to Public		Underwriting Discount(1)(2)		Proceeds to The Bank of Nova Scotia(1)(2)
	Total	Per Note	Total	Per Note	Total	Per Note
Notes linked to the shares of the SPDR® S&P® Metals & Mining ETF	$•	$10.000	$•	$0.225	$•	$9.775
(1) Scotia Capital (USA) Inc. (“SCUSA”), our affiliate, will purchase the Notes at the principal amount and, as part of the distribution of the Notes, will sell the Notes to UBS Financial Services Inc. (“UBS”) at the discount specified in the table above. See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.
 (2)  UBS or one of its affiliates is to conduct hedging activities for us in connection with the Notes. These amounts exclude any profits to UBS, BNS or any of our or their respective affiliates from hedging. See “Key Risks” and “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional considerations relating to hedging activities.

Scotia Capital (USA) Inc.	UBS Financial Services Inc.

Additional Information About BNS and the Notes
You should read this pricing supplement together with the prospectus dated December 29, 2021, as supplemented by the prospectus supplement dated December 29, 2021 and the product supplement (Market-Linked Notes, Series A) dated December 29, 2021, relating to our Senior Note Program, Series A, of which these Notes are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.
The Notes may vary from the terms described in the accompanying prospectus, prospectus supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).
This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the Notes involve risks not associated with conventional debt securities.
We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes in light of your particular circumstances.
You may access these documents on the SEC website at www.sec.gov as follows:
♦	Product Supplement (Market-Linked Notes, Series A) dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007899/bn56675857-424b2.htm
♦	Prospectus Supplement dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/0000009631/000091412121007897/bn56815298-424b3.htm
♦	Prospectus dated December 29, 2021: http://www.sec.gov/Archives/edgar/data/9631/000119312521368646/d240752d424b3.htm
References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Trigger Autocallable Contingent Yield Notes” or the “Notes” refer to the Notes that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated December 29, 2021, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated December 29, 2021 and references to the “accompanying prospectus” mean the BNS prospectus, dated December 29, 2021.
BNS reserves the right to change the terms of, or reject any offer to purchase, the Notes prior to their issuance. In the event of any changes to the terms of the Notes, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

P-ii

Investor Suitability
The Notes may be suitable for you if:
♦	You fully understand and are willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your investment in the Notes.
♦
You can tolerate a loss of a significant portion or all of your investment and are willing to make an investment that may have the same downside market risk as that of an investment in the underlying asset or the assets comprising the underlying asset (the “underlying constituents”).

♦
You are willing to receive few or no contingent coupons and believe the closing level of the underlying asset will be equal to or greater than the coupon barrier on the specified observation dates and that the final level will be equal to or greater than the downside threshold.

♦	You understand and accept that you will not participate in any appreciation in the level of the underlying asset and that your potential return is limited to any contingent coupons.
♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦
You are willing to invest in the Notes based on the downside threshold and coupon barrier specified on the cover hereof and if the contingent coupon rate was set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You do not seek guaranteed current income from your investment and are willing to forgo any dividends paid on the underlying asset or the underlying constituents.
♦
You are willing to invest in Notes that may be subject to an automatic call and you are otherwise willing to hold such Notes to maturity and you accept that there may be little or no secondary market for the Notes.

♦	You understand and are willing to accept the risks associated with the underlying asset.
♦
You are willing to assume the credit risk of BNS for all payments under the Notes, and understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:
♦	You do not fully understand or are not willing to accept the risks inherent in an investment in the Notes, including the risk of loss of a significant portion or all of your investment in the Notes.
♦	You require an investment designed to provide a full return of principal at maturity.
♦
You cannot tolerate a loss of a significant portion or all of your investment or are unwilling to make an investment that may have the same downside market risk as that of an investment in the underlying asset or the underlying constituents.

♦
You are unwilling to receive few or no contingent coupons during the term of the Notes and believe that the level of the underlying asset will decline during the term of the Notes and is likely to be less than the coupon barrier on at least one observation date or that the final level will be less than the downside threshold.

♦	You seek an investment that participates in the full appreciation of the level of the underlying asset or that has unlimited return potential.
♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying asset.
♦
You are unwilling to invest in the Notes based on the downside threshold or coupon barrier specified on the cover hereof or if the contingent coupon rate was set equal to the bottom of the range indicated on the cover hereof (the actual contingent coupon rate will be set on the trade date).

♦	You seek guaranteed current income from this investment or prefer to receive any dividends paid on the underlying asset or the underlying constituents.
♦
You are unable or are unwilling to invest in Notes that may be subject to an automatic call, you are otherwise unable or unwilling to hold the Notes to maturity or you seek an investment for which there will be an active secondary market for the Notes.

♦	You do not understand or are unwilling to accept the risks associated with the underlying asset.
♦	You are unwilling to assume the credit risk of BNS for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should review “Information About the Underlying Asset” herein for more information on the underlying asset. You should also review carefully the “Key Risks” section herein and the more detailed “Additional Risk Factors Specific to the Notes” in the accompanying product supplement for risks related to an investment in the Notes.

Preliminary Terms

Issuer	The Bank of Nova Scotia
Issue	Senior Note Program, Series A
Agents
Scotia Capital (USA) Inc. (“SCUSA”) and UBS Financial Services Inc. (“UBS”). See “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)” herein for additional information.

Principal Amount	$10 per Note
Term
Approximately 5 years, unless subject to an automatic call. In the event that we make any change to the expected trade date and settlement date, the calculation agent may adjust the observation dates (including the final valuation date) and the coupon payment dates (including the maturity date) to ensure that the stated term of the Notes remains the same.

Underlying Asset	The shares of the SPDR® S&P® Metals & Mining ETF
Contingent Coupon and Contingent Coupon Rate
If the closing level of the underlying asset is equal to or greater than the coupon barrier on any observation date (including the final valuation date), BNS will pay you the contingent coupon applicable to such observation date on the related coupon payment date.
If the closing level of the underlying asset is less than the coupon barrier on any observation date (including the final valuation date), the contingent coupon applicable to such observation date will not accrue or be payable and BNS will not make any payment to you on the related coupon payment date.
The contingent coupon will be a fixed amount based upon equal periodic installments at a per annum rate (the “contingent coupon rate”) and will be set on the trade date. The table below sets forth the range of the contingent coupon rate and contingent coupon for each Note that would be applicable to each observation date on which the closing level of the underlying asset is equal to or greater than the coupon barrier. The actual contingent coupon rate and contingent coupon will be set on the trade date.

Contingent Coupon Rate	11.00% - 12.00%
Contingent Coupon	$0.275 - $0.300

Contingent coupons on the Notes are not guaranteed. BNS will not pay you the contingent coupon for any observation date on which the closing level of the underlying asset is less than the coupon barrier.

Automatic Call Feature
BNS will automatically call the Notes if the closing level of the underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than the initial level.
If the Notes are subject to an automatic call, BNS will pay you on the corresponding coupon payment date (which will be the “call settlement date”) a cash payment per Note equal to your principal amount plus the contingent coupon otherwise due on such date (the “call settlement amount”). Following an automatic call, no further payments will be made on the Notes.

Business Day	A day other than a Saturday or Sunday or a day on which banking institutions in New York City are authorized or required by law to close.

Payment at Maturity (per Note)
If the Notes are not subject to an automatic call and the final level is equal to or greater than the downside threshold, BNS will pay you a cash payment equal to:
Principal Amount of $10
If the Notes are not subject to an automatic call and the final level is less than the downside threshold, BNS will pay you a cash payment that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return)
In this case, you will suffer a percentage loss on your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes.

Underlying Return	The quotient, expressed as a percentage, of the following formula: Final Level – Initial Level Initial Level
Downside Threshold(1)	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level, as specified on the cover hereof.
Coupon Barrier(1)	A specified level of the underlying asset that is less than the initial level, equal to a percentage of the initial level, as specified on the cover hereof.
Initial Level(1)	The closing level of the underlying asset on the trade date.
Final Level(1)	The closing level of the underlying asset on the final valuation date.
Trading Day	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Tax Redemption
Notwithstanding anything to the contrary in the accompanying product supplement, the provision set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the Notes.

Canadian Bail-in	The Notes are not bail-inable debt securities under the CDIC Act.
Terms Incorporated
All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this pricing supplement, and for purposes of the foregoing, references herein to “underlying asset”, “underlying constituents”, “underlying return”, “downside threshold” and “observation dates” mean “reference asset”, “reference asset constituents”, “reference asset return”, “barrier level” and “valuation dates”, respectively, each as defined in the accompanying product supplement. In addition to those terms, the following two sentences are also so incorporated into the master note: BNS confirms that it fully understands and is able to calculate the effective annual rate of interest applicable to the Notes based on the methodology for calculating per annum rates provided for in the Notes. BNS irrevocably agrees not to plead or assert Section 4 of the Interest Act (Canada), whether by way of defense or otherwise, in any proceeding relating to the Notes.

(1) As determined by the calculation agent and as may be determined or adjusted by the calculation agent in certain special circumstances, as described under “Additional Terms of the Notes” herein.

Investment Timeline

Trade Date	The initial level of the underlying asset is observed and the final terms of the Notes are set.

Observation Dates (Quarterly, callable after 6 months)
If the closing level of the underlying asset is equal to or greater than the coupon barrier on any observation date (including the final valuation date), BNS will pay you a contingent coupon on the applicable coupon payment date.
The Notes will be subject to an automatic call if the closing level of the underlying asset on any observation date (quarterly, callable after 6 months) prior to the final valuation date is equal to or greater than the initial level.
If the Notes are subject to an automatic call, BNS will pay you a cash payment per Note on the call settlement date equal to $10 plus the contingent coupon otherwise due on such date. Following an automatic call, no further payments will be made on the Notes.

Maturity Date
The final level is observed on the final valuation date and the underlying return of the underlying asset is calculated.
If the Notes are not subject to an automatic call and the final level is equal to or greater than the downside threshold, BNS will pay you a cash payment per Note at maturity equal to:
Principal Amount of $10
If the Notes are not subject to an automatic call and the final level is less than the downside threshold, BNS will pay you a cash payment per Note at maturity that is less than the principal amount, if anything, equal to:
$10 × (1 + Underlying Return)
In this case, you will suffer a percentage loss on your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes.

Investing in the Notes involves significant risks. You may lose a significant portion or all of your investment in the Notes. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.
If the Notes are not subject to an automatic call, you may lose a significant portion or all of your investment. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes.

Observation Dates(1)(2), Coupon Payment Dates(1)(2)(3) and Call Settlement Dates(1)(2)(3)

Observation Dates	Coupon Payment Dates	Observation Dates	Coupon Payment Dates
April 20, 2023*	April 24, 2023*	October 20, 2025	October 22, 2025
July 20, 2023*	July 24, 2023	January 20, 2026	January 22, 2026
October 20, 2023	October 24, 2023	April 20, 2026	April 22, 2026
January 22, 2024	January 24, 2024	July 20, 2026	July 22, 2026
April 22, 2024	April 24, 2024	October 20, 2026	October 22, 2026
July 22, 2024	July 24, 2024	January 20, 2027	January 22, 2027
October 21, 2024	October 23, 2024	April 20, 2027	April 22, 2027
January 21, 2025	January 23, 2025	July 20, 2027	July 22, 2027
April 21, 2025	April 23, 2025	October 20, 2027	October 22, 2027
July 21, 2025	July 23, 2025	Final Valuation Date	Maturity Date
*	The Notes are not callable until the first potential call settlement date, which is July 24, 2023.
(1)	Subject to the market disruption event provisions set forth under “Additional Terms of the Notes” herein.
(2)
If you are able to sell your Notes in the secondary market on an observation date, the purchaser of the Notes will be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent coupon paid on the corresponding coupon payment date. If an observation date listed above is not a trading day, such date will be the next following trading day. If an observation date is postponed, the corresponding payment date for the Notes will also be postponed to maintain the same number of business days between such dates as existed prior to such postponement(s).

(3)
Two business days following each observation date (as any such date may be postponed with respect to the underlying asset), except that the coupon payment date for the final valuation date is the maturity date. If a coupon payment date or call settlement date is not a business day, such date will be the next following business day.

Key Risks
An investment in the offering of the Notes involves significant risks. Investing in the Notes is not equivalent to a hypothetical investment in the underlying asset or underlying constituents. Some of the key risks that apply to the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes under “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the Notes in light of your particular circumstances.
Risks Relating to Return Characteristics
♦
Risk of loss at maturity — The Notes differ from ordinary debt securities in that BNS will not necessarily make periodic coupon payments or repay the principal amount of the Notes at maturity. If the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes.

♦
The contingent repayment of principal applies only at maturity — You should be willing to hold your Notes to an automatic call or maturity. If you are able to sell your Notes prior to an automatic call or maturity in the secondary market, you may have to sell them at a loss relative to your investment even if the level of the underlying asset is equal to or greater than the downside threshold. All payments on the Notes are subject to the creditworthiness of BNS.

♦
You may not receive any contingent coupons with respect to your Notes — BNS will not necessarily make periodic coupon payments on the Notes. BNS will pay a contingent coupon for each observation date on which the closing level of the underlying asset is equal to or greater than the coupon barrier. If the closing level of the underlying asset is less than the coupon barrier on any observation date, BNS will not pay you the contingent coupon applicable to such observation date. If the closing level of the underlying asset is less than the coupon barrier on each of the observation dates, BNS will not pay you any contingent coupons during the term of, and you will not receive a positive return on, your Notes. Generally, this non-payment of the contingent coupon coincides with a period of greater risk of principal loss on your Notes.

♦
Your potential return on the Notes is limited to any contingent coupons and you will not participate in any appreciation of the underlying asset or underlying constituents — The return potential of the Notes is limited to the pre-specified contingent coupon rate, regardless of any appreciation of the underlying asset. In addition, your return on the Notes will vary based on the number of observation dates, if any, on which the requirements of the contingent coupon have been met prior to maturity or an automatic call. Further, if the Notes are subject to an automatic call, you will not receive any contingent coupons or any other payment in respect of any observation dates after the applicable call settlement date. Because the Notes may be subject to an automatic call as early as the first potential call settlement date, the total return on the Notes could be less than if the Notes remained outstanding until maturity. Furthermore, if the Notes are not subject to an automatic call, you may be subject to the decline of the underlying asset even though you cannot participate in any appreciation of the underlying asset or underlying constituents. As a result, the return on an investment in the Notes could be less than the return on a hypothetical direct investment in any or all of the underlying asset or underlying constituents. In addition, as an owner of the Notes, you will not have voting rights or any other rights of a holder of the underlying asset or the underlying constituents.

♦
A higher contingent coupon rate or lower downside threshold or coupon barrier may reflect greater expected volatility of the underlying asset, and greater expected volatility generally indicates an increased risk of loss at maturity — The economic terms for the Notes, including the contingent coupon rate, coupon barrier and downside threshold, are based, in part, on the expected volatility of the underlying asset at the time the terms of the Notes are set. “Volatility” refers to the frequency and magnitude of changes in the level of the underlying asset. The greater the expected volatility of the underlying asset as of the trade date, the greater the expectation is as of that date that the closing level of the underlying asset could be less than the coupon barrier on any observation date and that the final level could be less than the downside threshold and, as a consequence, indicates an increased risk of not receiving a contingent coupon and an increased risk of loss, respectively. All things being equal, this greater expected volatility will generally be reflected in a higher contingent coupon rate than the yield payable on our conventional debt securities with a similar maturity or on otherwise comparable securities, and/or a lower downside threshold and/or coupon barrier than those terms on otherwise comparable securities. Therefore, a relatively higher contingent coupon rate may indicate an increased risk of loss. Further, a relatively lower downside threshold and/or coupon barrier may not necessarily indicate that the Notes have a greater likelihood of a return of principal at maturity and/or paying contingent coupons. You should be willing to accept the downside market risk of the underlying asset and the potential to lose a significant portion or all of your investment.

♦
Reinvestment risk — The Notes will be subject to an automatic call if the closing level of the underlying asset is equal to or greater than the initial level on certain observation dates prior to the final valuation date, as set forth under “Observation Dates and Coupon Payment Dates” herein. Because the Notes could be subject to an automatic call, the term of your investment may be limited. In the event that the Notes are subject to an automatic call, there is no guarantee that you would be able to reinvest the proceeds at a comparable return and/or with a comparable contingent coupon rate for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the Notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new securities. Generally, however, the longer the Notes remain outstanding, the less likely the Notes will be subject to an automatic call due to the decline in the level of the underlying asset and the shorter time remaining for the level of the underlying asset to recover. Such periods generally coincide with a period of greater risk of principal loss on your Notes.

Risks Relating to Characteristics of the Underlying Asset
♦
Market risk — The return on the Notes, which may be negative, is directly linked to the performance of the underlying asset and indirectly linked to the value of the underlying constituents. The level of the underlying asset can rise or fall sharply due to factors specific to the underlying asset, the sponsor of the underlying asset (the “sponsor”) and the underlying constituents and their issuers (each, an “underlying constituent issuer”), such as stock price volatility, earnings and financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as stock or commodity market volatility and levels, interest rates and economic, political and other conditions. In recent years, the COVID-19 pandemic has caused volatility in the global financial markets and a slowdown in the global economy. COVID-19 or any other communicable disease or infection may adversely affect the underlying constituent issuers and, therefore, the underlying asset. You, as an investor in the Notes, should conduct your own investigation into the sponsor and the underlying asset. For additional information regarding the underlying asset, please see “Information About the Underlying Asset” herein and the SEC filings relating to the underlying asset. We urge you to review financial and other information filed regarding the underlying asset periodically by with the SEC.

♦
There can be no assurance that the investment view implicit in the Notes will be successful — It is impossible to predict whether and the extent to which the level of the underlying asset will rise or fall and there can be no assurance that the closing level of the underlying asset will be equal to or greater than the coupon barrier on any observation date, or, if the Notes are not subject to an automatic call, that the final level will be equal to or greater than the downside threshold. The level of the underlying asset will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent issuers. You should be willing to accept the downside risks associated with the relevant market(s) tracked by the underlying asset in general and the underlying asset and its underlying constituents in particular, and the risk of losing a significant portion or all of your investment.

♦
There are risks associated with underlying assets that are ETFs — Although shares of the underlying asset are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Asset”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of the underlying asset or that there will be liquidity in the trading market. In addition:

Management Risk
The underlying asset is subject to management risk, which is the risk that the investment strategy of the sponsor, the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying asset is also not actively managed and may be affected by a general decline in market segments relating to its target index. The sponsor invests in securities included in, or representative of, the target index regardless of their investment merits. The sponsor does not attempt to take defensive positions in declining markets. Accordingly, the performance of the underlying asset could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.
Custody and Liquidity Risk
Under continuous listing standards, the underlying asset will be required to confirm on an ongoing basis that the components of the target index satisfy the applicable listing requirements. In the event that the target index does not comply with the applicable listing requirements, the underlying asset would be required to rectify such non-compliance by requesting that the sponsor of the target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor of the target index would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in the underlying asset being delisted.
Tracking and Underperformance Risk
In addition to the risk that the underlying asset may not track the target index due to management risk, as discussed above, the performance of the underlying asset will reflect additional transaction costs and fees that are not included in the calculation of the target index. Also, corporate actions with respect to the equity securities held in the underlying asset’s portfolio (such as mergers and spin-offs) may impact the performance differential between the underlying asset and the target index. Finally, because the shares of the underlying asset are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the underlying asset may differ from the net asset value per share of the underlying asset.
For all of the foregoing reasons, the performance of the underlying asset may not correlate with the performance of the target index. Consequently, the return on the Notes will not be the same as investing directly in the underlying asset, the underlying constituents or in the target index or the securities comprising the target index, and will not be the same as investing in a debt security with payments linked to the performance of the target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.
♦
The Notes are subject to risks associated with the metals and mining industry — The target index for the underlying asset is an index of stocks of companies representing the metals and mining industry, as described under “Information About the Underlying Asset” and, accordingly, the underlying asset will be more affected by the performance of the metals and mining industry than an ETF that invests in a more diversified portfolio of assets. The performance of companies in the metals and mining industry will be influenced by factors such as geopolitical events, supply and demand for products produced by such companies, governmental actions, regulatory developments, environmental conditions, commodity prices and exchanges rates that interrelate in complex and unpredictable ways. Adverse developments in the mining and metals industry may have an adverse effect on the value of the underlying asset and, accordingly, on the market value of, and return on, the Notes.

♦
There is no affiliation among the underlying constituent issuers, the sponsor of the target index or the underlying asset and us or the Agents — BNS, the Agents and our other or their respective affiliates may currently, or from time to time in the future, engage in business with the underlying constituent issuers, the sponsor of the target index or the underlying asset. None of us, the Agents or any of our other or their respective affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying asset or its underlying constituents. You should make your own investigation into the underlying asset, sponsor of the underlying asset and the underlying constituent issuers. See the section below entitled “Information About the Underlying Asset” herein for additional information about the underlying asset.

♦
BNS cannot control actions by the sponsor of the underlying asset that may adjust the underlying asset in a way that could adversely affect the market value of, and return on, the Notes, and the sponsor of the underlying asset has no obligation to consider your interests — The sponsor of the underlying asset may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of its policies concerning the calculation of the net asset value of the underlying asset, additions, deletions or substitutions of its underlying constituents and the manner in which changes affecting the target index are reflected in the underlying asset that could affect the market price of the shares of the underlying asset, and therefore, any amounts payable on the Notes. Any amounts payable on the Notes and their market value could also be affected if the sponsor of the underlying asset changes these policies, for example, by changing the manner in which it calculates the net asset value of the underlying asset, or if the sponsor of the underlying asset discontinues or suspends calculation or publication of the net asset value of the underlying asset, in which case it may become difficult or inappropriate to determine the market value of your Notes. See also “— Risks Relating to Hedging Activities and Conflicts of Interest — Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Notes that may adversely affect the market value of, and return on, the Notes ” herein.

♦
Changes affecting the target index could have an adverse effect on the market value of, and return on, the Notes — The sponsor of the underlying asset’s target index owns the target index and is responsible for the design and maintenance of the target index. The policies of the sponsor concerning the calculation of the target index, including decisions regarding the addition, deletion or substitution of the equity securities included in the target index, could affect the level of the target index and, consequently, could affect the market price of the underlying asset and, therefore, the amount payable on the Notes and their market value. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the market value of, and return on, the Notes.

♦
BNS cannot control actions by the sponsor of the target index and the sponsor has any obligation to consider your interests — BNS and its affiliates are not affiliated with the sponsor of the target index and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the target index. The sponsor of the target index is not involved in the Notes offering in any way and has no obligation to consider your interest as an owner of the Notes in taking any actions that might negatively affect the market value of, and return on, your Notes.

Risks Relating to Estimated Value and Liquidity
♦
BNS’ initial estimated value of the Notes at the time of pricing (when the terms of your Notes are set on the trade date) will be lower than the issue price of the Notes — BNS’ initial estimated value of the Notes is only an estimate. The issue price of the Notes will exceed BNS’ initial estimated value. The difference between the issue price of the Notes and BNS’ initial estimated value reflects costs associated with selling and structuring the Notes, as well as hedging its obligations under the Notes with a third party. Therefore, the economic terms of the Notes are less favorable to you than they would have been if these expenses had not been paid or had been lower.

♦
Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities — BNS’ initial estimated value of the Notes and SCUSA’s estimated value of the Notes at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the Notes generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the Notes as well as the higher issuance, operational and ongoing liability management costs of the Notes in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the Notes to be more favorable to you. Consequently, the use of an internal funding rate for the Notes increases the estimated value of the Notes at any time and has an adverse effect on the economic terms of the Notes.

♦
BNS’ initial estimated value of the Notes does not represent future values of the Notes and may differ from others’ (including SCUSA’s) estimates — BNS’ initial estimated value of the Notes is determined by reference to its internal pricing models when the terms of the Notes are set. These pricing models consider certain factors, such as BNS’ internal funding rate on the trade date, the expected term of the Notes, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying asset, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the Notes that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your Notes (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

♦
The Notes have limited liquidity — The Notes will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the Notes. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because we do not expect that other broker-dealers will participate in the secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which SCUSA is willing to purchase the Notes from you. If at any time SCUSA does not make a market in the Notes, it is likely that there would be no secondary market for the Notes. Accordingly, you should be willing to hold your Notes to maturity.

♦
The price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of the Notes and may be greater than BNS’ valuation of the Notes at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — SCUSA’s estimated value of the Notes is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell the Notes in the secondary market (if SCUSA makes a market, which it is not obligated to do) may exceed (i) SCUSA’s estimated value of the Notes at the time of pricing, (ii) any secondary market prices provided by unaffiliated dealers, potentially including UBS, and (ii) depending on your broker, the valuation provided on your customer account statement. The price that SCUSA may initially offer to buy such Notes following issuance will exceed the valuations indicated by its internal pricing models due to the inclusion for a limited period of time of the aggregate value of the costs associated with structuring and selling the Notes, including the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in any secondary market price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if SCUSA buys or sells the Notes it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell the Notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes. The temporary positive differential relative to SCUSA’s internal pricing models arises from requests from and arrangements made by BNS and the Agents. As described above, SCUSA and its affiliates are not required to make a market for the Notes and may stop making a market at any time. SCUSA reflects this temporary positive differential on its customer account statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers, including UBS.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), volatility of the underlying asset, price-sensitivity analysis and the time to maturity of the Notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your Notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the Notes determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. If SCUSA calculated its estimated value of the Notes by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell the Notes (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.
In addition to the factors discussed above, the value and quoted price of the Notes at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the Notes, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the Notes, including the price you may receive for the Notes in any market making transaction. To the extent that SCUSA makes a market in the Notes, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above). Furthermore, if you sell your Notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your Notes in a secondary market sale.
♦
The price of the Notes prior to maturity will depend on a number of factors and may be substantially less than the principal amount — Because structured notes, including the Notes, can be thought of as having a debt component and a derivative component, factors that influence the values of debt instruments and options and other derivatives will also affect the terms and features of the Notes at issuance and the market price of the Notes prior to maturity. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the level of the underlying asset over the full term of the Notes, (ii) volatility of the level of the underlying asset and the market’s perception of future volatility of the underlying asset, (iii) changes in interest rates generally, (iv) any actual or anticipated changes in our credit ratings or credit spreads, (v) dividend yields on the underlying asset and (vi) time remaining to maturity. In particular, because the provisions of the Notes relating to the contingent coupons and the payment at maturity behave like options, the value of the Notes will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated level of the underlying asset and other relevant factors, the market value of the Notes may decrease and you may receive substantially less than the principal amount if you sell your Notes prior to maturity regardless of the level of the underlying asset at such time.
Risks Relating to Hedging Activities and Conflicts of Interest
♦
Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes — We, or one of our affiliates, and UBS, or one of its affiliates, have hedged or will hedge our obligations under the Notes. Such hedging transactions may include entering into swap or similar agreements, purchasing shares of the underlying asset and/or the underlying constituents and/or purchasing futures, options and/or other instruments linked to the underlying asset and/or one or more of the underlying constituents. We, UBS or one or more of our or their respective affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlying asset and/or one or more of the underlying constituents, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final valuation date. We, UBS or one or more of our or their respective affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked Notes whose returns are linked to changes in the level of the underlying asset and/or one or more of the underlying constituents. Any of these hedging activities may adversely affect the level of the underlying asset—directly or indirectly by affecting the price of the underlying constituents — and therefore the market value of the Notes and the amount you will receive, if any, on the Notes.

Because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Notes, UBS, or its affiliate, may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Notes to you in addition to the compensation they would receive for the sale of the Notes.

You should expect that these transactions will cause BNS and UBS or our or their respective affiliates, or our or their respective clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the Notes. None of BNS, UBS or any of our or their respective affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the Notes, and any of the foregoing may receive substantial returns with respect to these hedging activities while the market value of, and return on, the Notes declines.
♦
Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Notes that may adversely affect the market value of, and return on, the Notes — Following certain events affecting the underlying asset, the calculation agent may make adjustments to the initial level, coupon barrier, downside threshold and/or final level, as applicable, and any other term of the Notes and, in some instances, may replace such underlying asset. However, the calculation agent will not make an adjustment in response to every event that could affect the underlying asset. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and return on, the Notes may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed herein as necessary to achieve an equitable result. Following certain events relating to an underlying asset, such as its discontinuance, a delisting or suspension of trading, or a material modification, the return on the Notes may be based on a share of another ETF, on a basket of securities, futures contracts, commodities and/or other assets that the calculation agent determines is comparable to the affected ETF’s underlying constituents or on an alternative calculation of such ETF. The occurrence of any such event and the consequent adjustments may materially and adversely affect the value of, and return on, the Notes. For more information, see “Additional Terms of the Notes” herein.

♦
We, the Agents and our or their respective affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the underlying constituent issuers and the market activities by us, the Agents or our or their respective affiliates for our or their own respective accounts or for our or their respective clients could negatively impact investors in the Notes — We, the Agents and our or their respective affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker or lender. In those and other capacities, we, the Agents and/or our or their respective affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the Notes or other securities that we have issued), the underlying constituents, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our or their respective customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the level of the underlying asset and/or the value of the Notes. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us and the underlying constituent issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the level of the underlying asset and the market for your Notes, and you should expect that our interests and those of the Agents and/or our or their respective affiliates, clients or counterparties, will at times be adverse to those of investors in the Notes.

You should expect that we, the Agents, and our or their respective affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the Notes or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the Notes. In addition, in connection with these activities, certain personnel within us, the Agents or our or their respective affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the Notes.
We, the Agents and our or their respective affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the Notes or other securities that we may issue, the underlying constituents or other securities or instruments similar to or linked to the foregoing. Investors in the Notes should expect that we, the Agents and our or their respective affiliates offer securities, financial instruments, and other products that may compete with the Notes for liquidity or otherwise.
♦
Trading activities by BNS or the Agents may have an impact on the price of the underlying asset — Trading or transactions by BNS, the Agents or our or their respective affiliates in the underlying asset or any underlying constituents, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying asset or any underlying constituents may adversely affect the level of the underlying asset or underlying constituents and, therefore, the market value of the Notes, the likelihood of a contingent coupon being paid on any coupon payment date and of the Notes being called on a call settlement date. See “— Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes” for additional information regarding hedging-related transactions and trading.

♦
The calculation agent will have significant discretion with respect to the Notes, which may be exercised in a manner that is adverse to your interests — The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the contingent coupon is payable to you on any coupon payment date and the payment at maturity of the Notes, if any, based on observed closing levels of the underlying asset. The calculation agent can postpone the determination of the closing level or final level (and therefore the related coupon payment date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to the underlying asset on any observation date (including the final valuation date).

♦
Potentially inconsistent research, opinions or recommendations by BNS or the Agents — BNS, the Agents and our or their respective affiliates may publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by BNS, the Agents or our or their respective affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the underlying asset to which the Notes are linked.

Risks Relating to General Credit Characteristics
♦
Credit risk of BNS — The Notes are senior, unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the Notes. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment in the Notes.

♦
BNS is subject to the resolution authority under the CDIC Act —  Although the Notes are not bail-inable debt securities under the CDIC Act, as described elsewhere in this pricing supplement, BNS remains subject generally to Canadian bank resolution powers under the CDIC Act. Under such powers, the Canada Deposit Insurance Corporation may in certain circumstances take actions that could negatively impact holders of the Notes and result in a loss on your investment. See “Risk Factors — Risks Related to the Bank’s Debt Securities” in the accompanying prospectus for more information.

Risks Relating to Canadian and U.S. Federal Income Taxation
♦
Uncertain tax treatment — Significant aspects of the tax treatment of the Notes are uncertain. You should consult your tax advisor about your tax situation. See “Material Canadian Income Tax Consequences” and “What Are the Tax Consequences of the Notes?” herein.

Hypothetical Examples of How the Notes Might Perform
The below examples are based on hypothetical terms. The actual terms will be set on the trade date and will be indicated on the cover of the final pricing supplement.
The examples below illustrate the payment upon an automatic call or at maturity for a $10 Note on a hypothetical offering of the Notes, with the following assumptions (amounts may have been rounded for ease of analysis):
Principal Amount:	$10
Term:	Approximately 5 years
Contingent Coupon Rate:	11.00% per annum (or 2.75% per quarter)
Contingent Coupon:	$0.275 per quarter
Observation Dates:	Quarterly (callable after 6 months)
Initial Level:	$50.00
Coupon Barrier:	$30.00 (which is 60.00% of the Initial Level)
Downside Threshold:	$30.00 (which is 60.00% of the Initial Level)
Example 1 — The Closing Level of the Underlying Asset is equal to or greater than the Initial Level on the Observation Date corresponding to the first potential Call Settlement Date.
Date	Closing Level	Payment (per Note)
First Observation Date	$55.00 (equal to or greater than Coupon Barrier and Initial Level)	$0.275 (Contingent Coupon – Not Callable)
Second Observation Date	$52.00 (equal to or greater than Coupon Barrier and Initial Level)	$10.275 (Call Settlement Amount)
	Total Payment:	$10.550 (5.50% total return)
Because the Notes are subject to an automatic call on the second observation date (which is approximately 6 months after the trade date and is the first observation date in respect of which they are callable), BNS will pay you on the call settlement date a total of $10.275 per Note, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon of $0.275 received in respect of the prior observation date, BNS will have paid you a total of $10.550 per Note, for a total return of 5.50% on the Notes. No further amount will be owed to you under the Notes.
Example 2 — The Notes are NOT subject to an Automatic Call and the Final Level is equal to or greater than the Coupon Barrier and Downside Threshold.
Date	Closing Level	Payment (per Note)
First Observation Date	$40.00 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.275 (Contingent Coupon)
Second through Nineteenth Observation Dates	Various (all less than Coupon Barrier and Initial Level)	$0.00
Final Valuation Date	$45.00 (equal to or greater than Coupon Barrier and Downside Threshold)	$10.275 (Payment at Maturity)
	Total Payment:	$10.550 (5.50% total return)
Because the Notes are not subject to an automatic call and the final level is equal to or greater than the downside threshold and coupon barrier, BNS will pay you at maturity a total of $10.275 per Note, reflecting your principal amount plus the applicable contingent coupon. When added to the contingent coupon of $0.275 received in respect of the prior observation dates, BNS will have paid you a total of $10.550 per Note for a total return of 5.50% on the Notes.

Example 3 — The Notes are NOT subject to an Automatic Call and the Final Level is less than the Coupon Barrier and Downside Threshold.
Date	Closing Level	Payment (per Note)
First Observation Date	$45.00 (equal to or greater than Coupon Barrier; less than Initial Level)	$0.275 (Contingent Coupon)
Second through Nineteenth Observation Dates	Various (all less than Coupon Barrier and Initial Level)	$0.00
Final Valuation Date	$20.00 (less than Coupon Barrier and Downside Threshold)	$10.00 × (1 + Underlying Return) = $10.00 × [1 + (-60.00%)] = $10.00 × 0.40 =
$4.00 (Payment at Maturity)
	Total Payment:	$4.275 (57.25% loss)
Because the Notes are not subject to an automatic call and the final level is less than the coupon barrier and downside threshold, you will be exposed to the negative return of the underlying asset and BNS will pay you at maturity $4.00 per Note. When added to the contingent coupon of $0.275 received in respect of prior observation dates, BNS will have paid you $4.275 per Note for a loss on the Notes of 57.25%.
Investing in the Notes involves significant risks. The Notes differ from ordinary debt securities in that BNS is not necessarily obligated to repay the full principal amount. If the Notes are not subject to an automatic call, you may lose a significant portion or all of your investment in the Notes. Specifically, if the Notes are not subject to an automatic call and the final level is less than the downside threshold, you will lose a percentage of your principal amount equal to the underlying return and, in extreme situations, you could lose your entire investment in the Notes.
Any payment on the Notes, including any payments in respect of an automatic call, contingent coupon or any repayment of principal, is subject to the creditworthiness of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment in the Notes.

Information About the Underlying Asset
All disclosures contained in this document regarding the underlying asset for the Notes are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying asset. Information from outside sources is not incorporated by reference in, and should not be considered part of, this document or any document incorporated herein by reference. You should make your own investigation into the underlying asset.
Included below is a brief description of the underlying asset. This information has been obtained from publicly available sources. Set forth below is a graph that illustrates the past performance for the underlying asset. We obtained the past performance information set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical levels of the underlying asset as an indication of future performance.
SPDR® S&P® Metals & Mining ETF
We have derived all information contained herein regarding the underlying asset and the target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by SSGA Funds Management, Inc. (“SSGA”), the sponsor of the underlying asset and S&P Dow Jones Indices LLC (“SPDJI”), the sponsor of the target index.
The underlying asset is one of the separate investment portfolios that constitute the SPDR® Series Trust (“SPDR”). The underlying asset seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of the S&P® Metals & Mining Select Industry Index (the “target index”). The target index seeks to measure the performance of the metals and mining segment of the U.S. equity market and includes companies that have been identified as metals and mining companies on the basis of general industry classification from a universe of companies defined by the S&P Total Market Index, comprising the following sub-industries: aluminum; coal & consumable fuels; copper; diversified metals & mining; gold; precious metals & minerals; silver; and steel. The target index is calculated, maintained and published by, SPDJI. SPDJI is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.
Select information regarding the underlying asset’s expense ratio and its top constituents, country, industry and/or sector weightings may be made available on the underlying asset’s website. Expenses of the underlying asset reduce the net asset value of the assets held by the underlying asset and, therefore, reduce the value of the shares of the underlying asset.
SSGA uses a sampling strategy to manage the underlying asset, which means that the underlying asset is not required to purchase all of the securities represented in the target index. Instead, the underlying asset may purchase a subset of the securities in the target index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of the target index. The underlying asset may or may not hold all of the securities that are included in the target index.
Under normal market conditions, the underlying asset generally invests substantially all, but at least 80%, of its total assets in the securities comprising the target index. In addition, in seeking to track the target index, the underlying asset may invest in equity securities that are not included in the target index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by SSGA). In seeking to track the target index, the underlying asset’s assets will generally be concentrated in an industry or group of industries to the extent that the target index concentrates in a particular industry or group of industries. Futures contracts may be used by the underlying asset in seeking performance that corresponds to the target Index and in managing cash flows.
Shares of the underlying asset are listed on the NYSE Arca under the ticker symbol “XME”.
Information filed by SPDR with the SEC, including the prospectus for the underlying asset, can be found by reference to its SEC file numbers: 333-57793 and 811-08839 or its CIK Code: 0001064642.

The graph below illustrates the performance of the underlying asset from January 1, 2013 through January 17, 2023, based on the daily closing levels as reported by Bloomberg, without independent verification. BNS has not conducted any independent review or due diligence of publicly available information obtained from Bloomberg. The closing level of the underlying asset on January 17, 2023 was $55.65 (the “hypothetical initial level”). The dotted line represents the hypothetical coupon barrier and hypothetical downside threshold of $33.39, which is equal to 60.00% of the hypothetical initial level. The actual initial level, coupon barrier and downside threshold will be determined on the trade date. Past performance of the underlying asset is not indicative of the future performance of the underlying asset during the term of the Notes.

What Are the Tax Consequences of the Notes?
The U.S. federal income tax consequences of your investment in the Notes are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the Notes, and the following discussion is not binding on the IRS.
U.S. Tax Treatment. Pursuant to the terms of the Notes, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize the Notes as prepaid derivative contracts with respect to the underlying asset. You further agree to include any contingent coupon that is paid by BNS (including on the maturity date or call settlement date) in your income as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.
Under this treatment, you should generally recognize capital gain or loss upon the taxable disposition of your Notes in an amount equal to the difference between the amount you receive at such time (other than amounts or proceeds attributable to a contingent coupon or any amount attributable to any accrued but unpaid contingent coupons) and the amount you paid for your Notes. Subject to the discussion below regarding “constructive ownership transactions”, such gain or loss should generally be long-term capital gain or loss if you have held your Notes for more than one year (and, otherwise, should be short-term capital gain or loss). The deductibility of capital losses is subject to limitations. Although uncertain, it is possible that proceeds received from the taxable disposition of your Notes prior to a coupon payment date, but that could be attributed to an expected contingent coupon, could be treated as ordinary income. You should consult your tax advisor regarding this risk.
However, it is possible that the IRS could assert that your holding period in respect of your Notes should end on the date on which the amount you are entitled to receive upon maturity or automatic call of your Notes is determined, even though you will not receive any amounts from BNS in respect of your Notes prior to the maturity or automatic call of your Notes. In such case, you may be treated as having a holding period in respect of your Notes prior to the maturity or automatic call of your Notes, and such holding period may be treated as less than one year even if you receive cash upon the maturity or automatic call of your Notes at a time that is more than one year after the beginning of your holding period.
Section 1260. Because the underlying asset would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that the Notes could be treated as a constructive ownership transaction under Section 1260 of the Code. If the Notes were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any long-term capital gain that you recognize upon the taxable disposition of your Notes could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the Notes as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your Notes in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Notes, it is possible that your Notes could alternatively be treated for tax purposes as a single contingent payment debt instrument or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction” under Section 1260 of the Code), such that the timing and character of your income from the Notes could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.
Except to the extent otherwise required by law, BNS intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement unless and until such time as the IRS and the Treasury determine that some other treatment is more appropriate.
Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the Notes. According to Notice 2008-2, the IRS and the Treasury are actively considering whether a holder of an instrument such as the Notes should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Notes will ultimately be required to accrue income currently in excess of any receipt of contingent coupons and this could be applied on a retroactive basis. The IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance and potential impact of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the Notes, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.
Specified Foreign Financial Assets. U.S. holders may be subject to reporting obligations with respect to their Notes if they do not hold their Notes in an account maintained by a financial institution and the aggregate value of their Notes and certain other “specified foreign financial assets” (applying certain attribution rules) exceeds an applicable threshold. Significant penalties can apply if a U.S. holder is required to disclose its Notes and fails to do so.
Non-U.S. Holders. The U.S. federal income tax treatment of the contingent coupons is unclear. Subject to Section 871(m) of the Code and FATCA, as discussed below, we currently do not intend to treat contingent coupons paid to a non-U.S. holder that provides us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8 as subject to U.S. withholding tax and we currently do not intend to withhold any tax on contingent coupons. However, it is possible that the IRS could assert that such payments are subject to U.S. withholding tax, or that another withholding agent may otherwise determine that withholding is required, in which case such other withholding agent may withhold up to 30% on such payments (subject to reduction or elimination of such withholding tax pursuant to an applicable income tax treaty). We will not pay any additional amounts in respect of such withholding. Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a Note generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the U.S., (ii) the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) the non-U.S. holder has certain other present or former connections with the U.S.
Section 897. We will not attempt to ascertain whether the issuer of the underlying asset would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Notes should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the Notes were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a Note upon a taxable disposition of the Note to the U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any such entity as a USRPHC and/or the Notes as USRPI.
Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities or indices containing U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2025.
Based on our determination that the Notes are not “delta-one” with respect to the underlying asset or any underlying constituents, our special U.S. tax counsel is of the opinion that the Notes should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations on the date the terms of the Notes are set. If withholding is required, we will not make payments of any additional amounts.
Nevertheless, after the date the terms are set, it is possible that your Notes could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying asset, any underlying constituents or your Notes, and following such occurrence your Notes could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the Notes under these rules if a non-U.S. holder enters, or has entered, into certain other transactions in respect of the underlying asset, any underlying constituents or the Notes. A non-U.S. holder that enters, or has entered, into other transactions in respect of the underlying asset, any underlying constituents or the Notes should consult its tax advisor regarding the application of Section 871(m) of the Code to its Notes in the context of its other transactions.
Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the Notes, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the Notes.

FATCA. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.
Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their Notes through a foreign entity) under the FATCA rules.
Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the Notes will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.
Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.
U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A Note may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the Note at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the Notes at death.
Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of Notes purchased after the bill was enacted to accrue interest income over the term of the Notes despite the fact that there may be no interest payments over the term of the Notes.
Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the Notes to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.
It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your Notes. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your Notes.
Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Notes arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Material Canadian Income Tax Consequences
See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement for a discussion of the material Canadian income tax consequences of an investment in the Notes. In addition to the assumptions, limitations and conditions described therein, such discussion assumes that a Non-Resident Holder is not an entity in respect of which BNS is a “specified entity” as defined in proposals to amend the Income Tax Act (Canada) (the “Act”) released by the Minister of Finance (Canada) on April 29, 2022 with respect to “hybrid mismatch arrangements”, as defined (the “Hybrid Mismatch Proposals”). In general terms, the Hybrid Mismatch Proposals provide that two entities will be treated as specified entities in respect of one another if one entity, directly or indirectly, holds a 25% equity interest in the other entity, or a third entity, directly or indirectly, holds a 25% equity interest in both entities.
Such discussion further assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of proposed paragraph 18.4(3)(b) of the Act contained in the Hybrid Mismatch Proposals.
Investors should note that the Hybrid Mismatch Proposals are in consultation form, are highly complex, and there remains significant uncertainty as to their interpretation and application. There can be no assurance that the Hybrid Mismatch Proposals will be enacted in their current form, or at all.

Additional Terms of the Notes
The sections “General Terms of the Notes — Market Disruption Events”, “— Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” are superseded and replaced in their entirety with the corresponding sections below.
Market Disruption Events
The calculation agent will determine the closing levels (and thereafter the corresponding downside threshold, coupon barrier, final level and/or any other relevant term), as applicable, of the underlying asset and whether each final level and/or closing level, as applicable, of the underlying asset is greater than, less than, or equal to the initial level, downside threshold, coupon barrier and/or any other relevant term as applicable, on each observation date (including the final valuation date). If the calculation agent determines that, on any observation date, a market disruption event has occurred or is continuing with respect to the underlying asset, such observation date may be postponed. If such a postponement occurs, the calculation agent will determine the closing level by reference to the closing level for the underlying asset on the first trading day on which no market disruption event occurs or is continuing with respect to the underlying asset. In no event, however, will any observation date be postponed by more than eight trading days. If any observation date is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, the calculation agent will nevertheless determine the closing level on such day. In such an event, the calculation agent will estimate the closing level (and thereafter the corresponding downside threshold, coupon barrier, final level and/or any other relevant term, as applicable) for the underlying asset that would have prevailed in the absence of the market disruption event.
If the calculation agent postpones any observation date for the underlying asset, the corresponding payment date will be postponed to maintain the same number of business days between the latest postponed observation date and the payment date as existed prior to the postponement of such observation date. A postponement of any observation date other than the trade date shall have no effect on any subsequent observation dates. If the trade date is postponed, the calculation agent may adjust the subsequent observation date(s) and payment date(s), including the maturity date, to ensure that the stated term of the Notes remains the same.
Notwithstanding the occurrence of one or more of the events below, which may constitute a market disruption event, the calculation agent may waive its right to postpone any observation date, if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the initial level, final level and/or closing level of the underlying asset on such date.
Any of the following will be a “market disruption event” with respect to the underlying asset, in each case as determined by the calculation agent:
➢
a suspension, absence or material limitation of trading in the underlying asset in the primary market for the underlying asset for more than two hours of trading or during the one hour before the close of trading in that market;

➢	a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or to the target index of the underlying asset;
➢
the occurrence or existence of a suspension, absence or material limitation of trading in the underlying constituents which then comprise 20% or more of the value of the underlying constituents of the underlying asset on the primary exchange(s) for the underlying constituents for more than two hours of trading or during the one hour before the close of trading of such exchanges; or

➢
in any other event, if the calculation agent determines that the event materially interferes with our ability, UBS’ ability or the ability of any of our respective affiliates to (1) maintain or unwind all or a material portion of a hedge with respect to the Notes that we, UBS or our respective affiliates have effected or may effect or (2) effect trading in any underlying asset generally.

For the avoidance of doubt, a suspension, absence or material limitation of trading in options or futures contracts, if available, relating to the underlying asset or, to (x) the target index of the underlying asset, or (y) the underlying constituents (and the 20% threshold set forth above is met) in the primary market for those contracts by reason of any of:
➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts, will constitute a market disruption event relating to the underlying asset.
For this purpose, an “absence of trading” in those option or futures contracts will not include any time when that market is itself closed for trading under ordinary circumstances.
The following events will not be market disruption events with respect to the underlying asset:
➢
a limitation on the hours or numbers of days of trading in an underlying asset or options on the underlying asset, as applicable, in the primary market for those instruments, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

➢	a decision to permanently discontinue trading in the option or futures contracts relating to the underlying asset, to its target index or its underlying constituents.

Antidilution Adjustments
The initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, are each subject to adjustments by the calculation agent as a result of the antidilution events described in this section. The adjustments described below do not cover all events that could affect the value of the Notes. We describe the risks relating to dilution above under “Key Risks — Risks Related to Hedging Activities and Conflicts of Interest — Following certain events, the calculation agent can make adjustments to the underlying asset and the terms of the Notes that may adversely affect the market value of, and return on, the Notes”.
How Adjustments Will be Made
If one of the events described below occurs with respect to the underlying asset and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the underlying asset, the calculation agent will calculate such corresponding adjustment or series of adjustments to the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, of the affected underlying asset, as the calculation agent determines appropriate to account for that diluting or concentrative effect. For example, if an adjustment is required because of a two-for-one stock split, then the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, will each be halved. The calculation agent will also determine the effective date(s) of any adjustment or series of adjustments it chooses to make and the replacement of an underlying asset, if applicable, in the event of a consolidation or merger of the issuer of the underlying asset (the “underlying asset issuer”) with another entity.
If more than one event requiring an adjustment occurs, the calculation agent will make an adjustment for each event in the order in which the events occur and on a cumulative basis. Thus, the calculation agent will adjust the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term for the first event, as applicable, then adjust those same terms, as applicable, for the second event, and so on for any subsequent events.
If an event requiring antidilution adjustments occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, of the underlying asset. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the affected underlying asset.
No such adjustments will be required unless such adjustments would result in a change of at least 0.1% in the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term of the underlying asset, as applicable. All terms of the Notes resulting from any adjustment will be rounded up or down, as appropriate, to the nearest cent, with one-half cent being rounded upward.
The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustments has occurred (including whether an event has a diluting or concentrative effect on the theoretical value of the applicable underlying asset), as to the nature of the adjustments required and how they will be made or as to the value of any property received by, resulting from or otherwise retained by a hypothetical holder of an underlying asset in a reorganization event with respect to those Notes. Upon your written request, the calculation agent will provide you with information about any adjustments it makes as the calculation agent determines is appropriate.
The following events are those that may require antidilution adjustments:
➢
a subdivision, consolidation or reclassification of the underlying asset or a free distribution or dividend of shares of the underlying asset to existing holders of the underlying asset by way of bonus, capitalization or similar issue;

➢	a distribution or dividend to existing holders of an underlying asset of:
◾	additional shares of the underlying asset as described under “— Stock Dividends or Distributions” below,
◾
other share capital or securities granting the right to payment of dividends and/or proceeds of liquidation of the underlying asset issuer equally or proportionately with such payments to holders of the underlying asset, as applicable, or

◾	any other type of securities, rights or warrants in any case for payment (in cash or otherwise) at less than the prevailing market price as determined by the calculation agent;
➢
the declaration by the underlying asset issuer of an extraordinary or special dividend or other distribution, whether in cash or additional shares of the underlying asset, as applicable, or other assets;

➢	a repurchase by the underlying asset issuer of its equity, whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;
➢	a consolidation of the underlying asset issuer with another company; and
➢	any other similar event that may have a diluting or concentrative effect on the theoretical value of the underlying asset.
The adjustments described below do not cover all events that could affect the value of the Notes.

Stock Splits and Reverse Stock Splits
A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split. A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.
If the underlying asset is subject to a stock split or a reverse stock split, then the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the number of shares that a holder of one share of the underlying asset before the effective date of that stock split or reverse stock split would have owned or been entitled to receive immediately following the applicable effective date.
Stock Dividends or Distributions
In a stock dividend, a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.
If the underlying asset is subject to a stock dividend payable in shares of the underlying asset, then the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the sum of one and the number of additional shares issued in the stock dividend or distribution with respect to one share of the underlying asset.
It is not expected that antidilution adjustments will be made in the case of stock dividends payable in shares of the underlying asset that are in lieu of ordinary cash dividends payable with respect to shares of the underlying asset.
Other Dividends or Distributions
The terms of the Notes will not be adjusted to reflect dividends or other distributions paid with respect to the underlying asset, other than:
➢	stock dividends described under “— Stock Dividends or Distributions” above;
➢	issuances of transferable rights and warrants with respect to an underlying asset as described under “— Transferable Rights and Warrants” below; and
➢	extraordinary cash dividends described below.
A dividend or other distribution with respect to the underlying asset will be deemed to be an extraordinary dividend if its per share value exceeds that of the immediately preceding non-extraordinary dividend, if any, for the underlying asset by an amount equal to at least 10% of the closing level of the underlying asset on the trading day before the ex-dividend date. The ex-dividend date for any dividend or other distribution is the first trading day on which the underlying asset trades without the right to receive that dividend or distribution.
If an extraordinary dividend, as described above, occurs with respect to the underlying asset and is payable in cash, then the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, will each be adjusted by dividing the prior initial level, the prior downside threshold, the prior coupon barrier and/or any other relevant term, as applicable, by the ratio of the closing level of the underlying asset on the trading day before the ex-dividend date to the amount by which that closing level exceeds the extraordinary cash dividend amount.
The extraordinary cash dividend amount with respect to an extraordinary dividend for the underlying asset equals:
➢
for an extraordinary cash dividend that is paid in lieu of a regular quarterly dividend, the amount of the extraordinary cash dividend per share of underlying asset minus the amount per share of underlying asset of the immediately preceding dividend, if any, that was not an extraordinary dividend for an underlying asset; or

➢	for an extraordinary cash dividend that is not paid in lieu of a regular quarterly dividend, the amount per share of the extraordinary cash dividend.
To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent. A distribution payable to the holders of an underlying asset that is both an extraordinary dividend and payable in the underlying asset, or an issuance of rights or warrants with respect to the underlying asset that is also an extraordinary dividend, will result in adjustments to the initial level, downside threshold, coupon barrier and/or any other relevant term, as applicable, as described under “— Stock Dividends or Distributions” above or “— Transferable Rights and Warrants” below, as the case may be, and not as described here.
Transferable Rights and Warrants
If the underlying asset issuer issues transferable rights or warrants to all holders of the underlying asset to subscribe for or purchase the underlying asset at an exercise price per share that is less than the closing level of the underlying asset on the trading day before the ex-dividend date for such issuance, then the calculation agent may adjust the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, of the underlying asset, as the calculation agent determines appropriate to account for the economic effect of such issuance, including, without limitation, by reference to any adjustment(s) to options contracts on the underlying asset in respect of such issuance of transferable rights or warrants made by the Options Clearing Corporation, or any other equity derivatives clearing organization or exchange.

Reorganization Events
Each of the following may be determined by the calculation agent to be a “reorganization event”:
(a)	the underlying asset is reclassified or changed, including, without limitation, as a result of the issuance of tracking stock by the underlying asset issuer;
(b)
the underlying asset issuer or any surviving entity or subsequent surviving entity of such issuer (a “successor entity”), has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but the outstanding shares (other than shares owned or controlled by the other party to the transaction) immediately prior to the event collectively represent less than 50% of the outstanding shares immediately following that event;

(c)
any statutory share exchange involving outstanding shares of the underlying asset issuer or any successor entity and the securities of another entity occurs, other than as part of an event described in clause (b) above;

(d)	the underlying asset issuer or any successor entity sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;
(e)
the underlying asset issuer or any successor entity effects a spin-off, that is, issues equity securities of another issuer to all holders of the underlying asset, other than as part of an event described in clauses (b), (c) or (d) above (a “spin-off event”);

(f)	the underlying asset issuer or any successor entity is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law; or
(g)
a tender or exchange offer or going private transaction is commenced for all the outstanding shares of the underlying asset issuer or any successor entity and is consummated for all or substantially all of such shares.

Following a reorganization event, we refer to the property or properties received by, resulting from or otherwise retained by a hypothetical holder of an underlying asset in or as a result of that reorganization event— whether securities, other property, cash or a combination of securities, other property and cash — as the “distribution property”. The calculation agent will divide distribution property into two categories:
➢
“Successor underlying asset(s)” which are equity security(ies) listed or approved for trading on a major U.S. exchange or market which satisfy clauses (i) and (ii) of the substitute selection criteria set forth below under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset”; and

➢
“Non-stock distribution property” which is cash and/or any other property, assets or securities including, without limitation, equity securities that do not meet the criteria for successor underlying assets, equity securities that are not listed or admitted to trading on any major U.S. exchange or market or securities issued by a non-U.S. company that are quoted and traded in a non-U.S. currency.

If a holder of the underlying asset may elect to receive successor underlying asset(s) and/or non-stock distribution property in the reorganization event, the distribution property will be deemed to be the successor underlying asset(s) to the maximum extent and in the maximum amount that a hypothetical holder of the underlying asset could elect (which may be 100%) and the balance of the distribution property, if any, in such other non-stock distribution property (which could be 0% if the holder of the applicable underlying asset could elect to receive 100% shares of the successor underlying asset); if a hypothetical holder of the underlying asset may elect from multiple successor underlying assets, then the election will be deemed to the maximum extent available and value first to the successor underlying asset that represents the highest value per share of the underlying asset and second to the successor underlying asset that represents the second highest value per share of the underlying asset and so on. In all other cases, the distribution property (including for this purpose any successor underlying asset(s)) will be deemed to be the categories and amounts of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the underlying asset that makes no election (to the extent applicable), as determined by the calculation agent.
Depending on the composition of distribution property received by, resulting from or otherwise retained by a hypothetical holder of the underlying asset in a reorganization event, the calculation agent will make the following adjustments:
➢
If a reorganization event with respect to the underlying asset occurs and the relevant distribution property, after making any applicable election, consists solely of a successor underlying asset(s), then the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of such successor underlying asset(s) that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢
If a reorganization event with respect to the underlying asset occurs and the relevant distribution property, after making any applicable election, consists of (i) a successor underlying asset(s) and (ii) non-stock distribution property, then, on the effective date of such reorganization event, the calculation agent will allocate the value of the non-stock distribution property to the successor underlying asset(s). In this case, the number of shares of the successor underlying asset(s) attributable to the underlying asset as a result of a reorganization event will be increased by the value of the non-stock distribution property as of the effective date of the reorganization event divided by the closing level of the applicable successor underlying asset(s) on the effective date of such reorganization event. Notwithstanding the foregoing if the value of the non-stock distribution property represents 10% or less of the value of the distribution property received by, resulting from or otherwise retained by a hypothetical holder of an underlying asset as of as of the effective date of the reorganization event the calculation agent will not make the allocation in the previous sentence. In both cases, the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount and value of the distribution property (reallocated to the successor underlying asset(s) as described in this bullet and in the sentence following the third bullet, as applicable) that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.

➢
If a reorganization event occurs with respect to the underlying asset and the relevant distribution property, after making any applicable election, consists solely of non-stock distribution property, then the determination of the closing levels and/or final level, as applicable, will be made by the calculation agent based upon the amount, type and value of the distribution property that a hypothetical holder of the underlying asset prior to the reorganization event would have been entitled to or deemed to receive in, or as a result of, the reorganization event.  Notwithstanding the foregoing, the calculation agent may replace the underlying asset with a substitute security (as defined under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” below).  If the calculation agent selects a substitute security, such substitute security will be deemed to be the relevant underlying asset and the calculation agent will make adjustments in the manner described under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset” below and to the extent the substitute security is quoted and traded in a non-U.S. currency, the calculation agent will make currency conversions as described for non-U.S. securities below. Alternatively, the calculation agent may determine that no substitute security exists, as set forth below, and, in that situation may deem the closing level of the applicable underlying asset on the trading day immediately prior to the effective date of the reorganization event to be the closing level of the underlying asset on each remaining trading day to, and including, any observation date.

In the case of the first two bullets above if there are multiple successor underlying assets the relative proportions of each included for subsequent determinations will be based on the relative amounts received or deemed to have been received by the hypothetical holder.
If a reorganization event occurs, the calculation agent will be solely responsible for the determination and calculation of the distribution property, including the determination of the cash value of any distribution property, if necessary, and any amounts payable on the Notes.
For the purpose of making an adjustment required by a reorganization event, the calculation agent will determine the value of each type of distribution property. For any distribution property consisting of a security (including a non-U.S. security) listed or admitted for trading on a securities exchange or market, the calculation agent will use the closing level of the security on the relevant date of determination. The calculation agent may value other types of property in any manner it determines to be appropriate. No interest will accrue on any distribution property.
If a reorganization event occurs, the distribution property (which may include securities quoted and traded in a non-U.S. currency) received by, resulting from or otherwise retained by a hypothetical holder of the applicable underlying asset, or as a result of such reorganization event, may be substituted for the applicable underlying asset as described above. Consequently, in this document, references to the underlying asset mean any of those assets and comprises an adjusted underlying asset. Similarly, references to the underlying asset issuer include the applicable entity(ies) in respect of the successor underlying asset(s) and/or the distribution property.
If the non-stock distribution property consists of one or more securities quoted and traded in a non-U.S. currency (the “non-U.S. securities”), then for all purposes, including the determination of the value of that property on any applicable date, the closing level of such non-U.S. securities as of the relevant date of determination will be converted to U.S. dollars using the applicable exchange rate as described below.
If a reorganization event occurs with respect to the underlying asset and the calculation agent adjusts the underlying asset to consist of the distribution property as described above or selects a substitute security, the calculation agent will make further antidilution adjustments for any later events that affect the distribution property, or any component of the distribution property, constituting an adjusted underlying asset or such substitute security, as applicable, for the Notes. The calculation agent will do so to the same extent that it would make adjustments if the shares of the underlying asset were outstanding and were affected by the same kinds of events. If a subsequent reorganization event affects only a particular component of the distribution property, the required adjustment will be made with respect to that component, as if it alone were the underlying asset.
For example, assume the underlying asset issuer merges into another company and each share of the underlying asset is converted into the right to receive two common shares of the surviving company listed or admitted for trading on a non-U.S. securities exchange and a specified amount of cash. Conceptually, the distribution property is treated much like an underlying basket, with the basket assets consisting of two common shares of the surviving company and the specified amount of cash. In the same manner as it would for an equity basket asset, the calculation agent will adjust the common share component of the adjusted underlying asset for each Note in the particular offering to reflect any later stock split or other event, including any later reorganization or antidilution event, that affects the common shares of the surviving company, to the extent described in this section and in “— Antidilution Adjustments”, as if the common shares were issued by the respective underlying asset issuer. In that event, the cash component will not be adjusted but will continue to be a component of the underlying asset (with no interest adjustment).
On any date of determination, the applicable exchange rate will be the WM/Reuters Closing spot rate of the local currency of such non-U.S. securities relative to the U.S. dollar as published by Thomson Reuters PLC (“Reuters”) on the relevant page for such rate, or Bloomberg page WMCO, in each case at approximately 4:15 P.M., London time, for such date of determination. However, if such rate is not displayed on the relevant Reuters page or Bloomberg page WMCO on any date of determination, the applicable exchange rate on such day will equal the average (mean) of the bid quotations in New York City received by the calculation agent at approximately 3:00 P.M., New York City time, on such date of determination, from as many recognized foreign exchange dealers (provided that each such dealer commits to execute a contract at its applicable bid quotation), but not exceeding three, as will make such bid quotations available to the calculation agent for the purchase of the applicable non-U.S. currency for U.S. dollars for settlement on any observation date in the aggregate amount of the applicable non-U.S. currency payable to holders of the Notes. If the calculation agent is unable to obtain at least one such bid quotation, the calculation agent will determine the exchange rate.

If a reorganization event occurs, notwithstanding the description of the specific adjustments to be made, the calculation agent may make adjustments or a series of adjustments that differ from, or that are in addition to, those described in this document with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Notes that results solely from that event to achieve an equitable result. The calculation agent may modify any terms as necessary to ensure an equitable result. The terms that may be so modified by the calculation agent include, but are not limited to, the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, as a result of the reorganization event. In determining whether or not any adjustment so described achieves an equitable result, the calculation agent may consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on options contracts on the underlying asset subject to the reorganization event.
Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset
If the ETF serving as the underlying asset (“original ETF”) is delisted, trading of such original ETF is suspended on the primary exchange for such ETF, and such ETF is immediately re-listed or approved for trading on a successor exchange which is a major U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended, as determined by the calculation agent (a “successor exchange”, then such ETF will continue to be deemed the underlying asset, as applicable.
If the original ETF is delisted, trading of such ETF is suspended on the primary exchange for such ETF, and such ETF is not immediately re-listed or approved for trading on a successor exchange, the ETF is otherwise discontinued or the calculation agent determines that a change in law has occurred with respect to the ETF (as defined below), then the calculation agent may select a substitute ETF. A “substitute ETF” will be the share of the ETF, which is listed or approved for trading on a major U.S. exchange or market, whose ETF (i) satisfies all regulatory standards applicable to equity-linked securities at the time of such selection, (ii) has the same target index or underlying constituents as the original ETF or a comparable index or comparable constituents to the original ETF, (iii) is not subject to a hedging restriction (as described above) or any other legal or regulatory restriction prohibiting directly or indirectly, the investment in, or the sale, purchase, beneficial ownership, holding or transfer of, or any other transaction or other dealing related to, such underlying asset (or any underlying constituent) by any class of eligible potential purchasers of the Notes and (iv) is the most comparable to the original ETF as determined by the calculation agent based upon various criteria including but not limited to its underlying constituents, any target index, market capitalization, price volatility and dividend yield (the “ETF substitute selection criteria”). A company is subject to a “hedging restriction” if BNS, UBS AG or any of their respective affiliates are subject to a trading restriction under the trading restriction policies of BNS, UBS AG or any of their respective affiliates that would materially limit the ability of BNS, UBS AG or any of their respective affiliates to hedge the Notes with respect to the ETF (or any underlying constituent). The substitute ETF will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, and thereafter will make determinations with respect to the Notes by reference to the substitute ETF and such adjusted terms. If the substitute ETF is quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the substitute ETF on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.
If the calculation agent determines that no substitute ETF comparable to the original ETF exists or a change in law has occurred, then the calculation agent may determine the closing level of the original ETF by reference to a basket comprised of (i) the underlying constituents of the original ETF (giving effect to any change in law) or (ii) other securities, futures contracts, commodities or other assets comparable to the underlying constituents of the original ETF based upon the ETF substitute selection criteria, in each case as determined by the calculation agent (a “replacement basket”). The replacement basket will be deemed to be the relevant underlying asset and the calculation agent will make any required adjustment to the initial level, downside threshold, coupon barrier, closing levels, final level and/or any other relevant term, as applicable, and thereafter will determine the payment at maturity by reference to the replacement basket and such adjusted terms. If the replacement basket includes any equity or other security quoted and traded in a non-U.S. currency, then for all purposes, the closing level of the applicable replacement basket constituent on any trading day will be converted to U.S. dollars using the applicable exchange rate as described above in “— Reorganization Events”.
If at any time (i) the target index or the underlying constituents of an ETF serving as an underlying asset is changed in a material respect, or if the ETF in any other way is modified so that the level of its shares do not, in the opinion of the calculation agent, fairly represent the level of the shares of the ETF had those changes or modifications not been made, (ii) a change in law has occurred with respect to an ETF or one or more underlying constituents or (iii) an index sponsor or sponsor has modified or reconstituted the target index or the ETF in response to what otherwise would have been a change in law, then, from and after that time, the calculation agent will make those calculations and adjustments as may be necessary in order to account for the economic effect of such event or to give effect to such change in law, and determine its closing levels by reference to the level of the shares of the ETF, as adjusted. Accordingly, if the ETF is modified in a way that the level of its shares is a fraction of what it would have been if it had not been modified, then the calculation agent will adjust the level in order to arrive at a level of the shares of the ETF as if it had not been modified. The calculation agent also may determine that no adjustment is required by the modification of the method of calculation.
If the calculation agent determines that no substitute ETF or replacement basket comparable to the original ETF exists, then the calculation agent will deem the closing level of the original ETF on the trading day immediately prior to the date of such event to be the closing level of the original ETF on each remaining trading day to, and including, the final valuation date.
Change in Law
If (1) one or more underlying constituents is listed or admitted for trading on a non-U.S. exchange or market and (2) the calculation agent determines that a “change in law” (as defined below) occurs, then the calculation agent may take the actions described herein under “— Delisting of, Suspension of Trading in, or Change in Law Affecting, the Underlying Asset”.

Any of the following may be determined by the calculation agent to be a “change in law” with respect to the underlying asset: due to (A) the adoption of or any change in any applicable law, regulation or order (including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute) or (B) the promulgation of or any change, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, the underlying asset by any class of eligible potential purchasers of the Notes or BNS, UBS or any of their respective affiliates is prohibited or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited (such applicable date, the “change date”).
Notwithstanding the foregoing, it will not be a change in law if either the index sponsor of the target index or the sponsor for an ETF publicly announces prior to the change date its intention to comply with the applicable change in law by removing any affected underlying constituents.

Additional Information Regarding Estimated Value of the Notes
On the cover page of this pricing supplement, BNS has provided the initial estimated value range for the Notes. This range of estimated values was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the trade date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Key Risks — Risks Relating to Estimated Value and Liquidity” herein.
The economic terms of the Notes (including the contingent coupon rate, coupon barrier and downside threshold) are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked Notes, the underwriting discount and the economic terms of certain related hedging arrangements. Due to these factors, the original issue price you pay to purchase the Notes will be greater than the initial estimated value of the Notes. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Key Risks — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the Notes at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the Notes to you.
We urge you to read the “Key Risks — Risks Relating to Estimated Value and Liquidity” in this pricing supplement for additional information.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)
SCUSA, our affiliate, will purchase the Notes at the principal amount and, as part of the distribution of the Notes, will sell the Notes to UBS at the discount specified on the cover hereof. UBS proposes initially to offer the Notes to the public at the issue price set forth on the cover hereof. In accordance with the terms of a distributor accession letter, UBS has been appointed as a distribution agent under the distribution agreement and may purchase Notes from BNS or its affiliates. At the time we issue the Notes, we will enter into certain hedging arrangements (which may include call options, put options or other derivatives) with UBS or one of its affiliates.
In addition, SCUSA and our other affiliates may use the accompanying product supplement, prospectus supplement and prospectus to which this pricing supplement relates in market-making transactions after the initial sale of the Notes. While SCUSA intends to make a market in the Notes, it is under no obligation to do so and may discontinue any market-making activities at any time without notice. See “Key Risks — Risks Relating to Estimated Value and Liquidity — The Notes have limited liquidity” herein and the sections titled “Supplemental Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement and prospectus supplement for additional information.
Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the Notes, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell Notes in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.
In the ordinary course of their various business activities, SCUSA, UBS and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, UBS and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Additionally, because UBS, or one of its affiliates, is to conduct hedging activities for us in connection with the Notes, UBS, or its affiliate may profit in connection with such hedging activities. Such profit, if any, will be in addition to the compensation that UBS, or its affiliate, receives for the sale of the Notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for UBS to sell the Notes to you in addition to the compensation they would receive for the sale of the Notes. See “Key Risks — Hedging activities by BNS and UBS may negatively impact investors in the Notes and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the Notes” herein for additional information.
SCUSA and its affiliates may offer to buy or sell the Notes in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the Notes at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the Notes immediately after the trade date in the secondary market is expected to exceed the initial estimated value of the Notes as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 8 months after the trade date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the Notes and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the Notes, see “Key Risks” herein.
Prohibition of Sales to EEA Retail Investors — The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Prohibition of Sales to United Kingdom Retail Investors — The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The Notes are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.